Exhibit 99.1

Aptar Reports Second Quarter Results

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--July 31, 2019--AptarGroup, Inc. (NYSE:ATR), a global leader in consumer dispensing, active packaging and drug delivery solutions, today reported second quarter 2019 financial results.

Second Quarter 2019 Summary

  Reported sales increased 5%
  Core sales, excluding currency and acquisition effects, grew 4%
  Reported earnings per share increased 30% to $1.12 compared to prior year earnings per share of $0.86
  Adjusted earnings per share increased 10% to $1.15 compared to prior year adjusted earnings per share of $1.05 (including comparable exchange rates)
  Reported net income increased 33%
  Adjusted EBITDA increased 14%, despite foreign currency headwinds
  Expanded portfolio of services that support pharmaceutical and biotech customers with acquisitions of Nanopharm and Gateway Analytical

Second Quarter Results

For the quarter ended June 30, 2019, reported sales increased to $743 million compared to $711 million in the prior year. Core sales, excluding the impacts from changes in currency exchange rates and acquisitions, increased approximately 4%. Strong broad-based demand for Aptar’s industry leading drug delivery and food dispensing solutions drove top line core growth in the quarter. The Beauty + Home segment faced headwinds from lower custom tooling sales and decreased sales to the personal care market compared to the prior year.

Second Quarter Segment Sales Analysis (Change Over Prior Year)

	Beauty + Home	Pharma	Food + Beverage	Total AptarGroup
Core Sales Growth	(3%)	10%	10%	4%
Acquisitions	1%	13%	11%	6%
Currency Effects (1)	(5%)	(6%)	(3%)	(5%)
Total Reported Sales Growth	(7%)	17%	18%	5%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Commenting on the quarter, Stephan Tanda, President and CEO, said, “We performed well overall despite some headwinds that affected our Beauty + Home segment. Our Pharma segment grew across a variety of therapies and applications, especially nasally delivered allergic rhinitis and central nervous system treatments. In addition, we previously announced two strategic acquisitions that will broaden our services platform and bring additional value to our pharmaceutical and biotech customers. It was also a good quarter for our Food + Beverage segment, primarily due to increased demand for our innovative dispensing closures across a wide range of food-related categories. Our Beauty + Home segment continued to make progress on the transformation initiatives although sales declined due to significantly lower custom tooling sales and a pipeline fill connected to a customer’s global launch in the second quarter of last year. Further, currencies continued to be a headwind across each segment.”

Aptar reported earnings per share of $1.12 compared to $0.86 reported a year ago. Current year adjusted earnings per share, excluding restructuring costs and acquisition-related expenses, were $1.15 and up 10% from the prior year adjusted earnings per share, including comparable exchange rates, of $1.05.

Year-to-Date Results

For the six months ended June 30, 2019, reported sales increased approximately 5% to $1.49 billion from $1.41 billion a year ago. Core sales, which exclude the impacts from changes in currency exchange rates and acquisitions, also increased approximately 5%.

Six Months Year-to-Date Segment Sales Analysis (Change Over Prior Year)

	Beauty + Home	Pharma	Food + Beverage	Total AptarGroup
Core Sales Growth	--	12%	7%	5%
Acquisitions	1%	13%	11%	6%
Currency Effects (1)	(6%)	(7%)	(4%)	(6%)
Total Reported Sales Growth	(5%)	18%	14%	5%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Tanda commented on the year-to-date results, “It was a solid first half overall for Aptar with good top line core growth of five percent and double-digit growth in adjusted earnings per share. The diversity of our business and our broad portfolio of innovative solutions allow us to deliver growth even when there is softness with certain customers or markets. Our Pharma and Food + Beverage segments continued to record excellent year-on-year core sales growth with improved margins. Our Beauty + Home segment also improved year on year margins despite facing challenging comparables in addition to weakness in certain U.S. markets that appeared in the second quarter.”

For the six months year-to-date, Aptar’s reported earnings per share were $2.08, and up 17%, compared to $1.78 reported a year ago. Current year adjusted earnings per share, which exclude restructuring costs and acquisition-related expenses, were $2.22 and up 13% from prior year adjusted earnings per share, adjusted for comparable exchange rates, of $1.97.

Outlook

Commenting on Aptar’s outlook, Tanda said, “We anticipate core product sales growth across each segment. Our Pharma segment is expected to continue the positive momentum seen in the first half of the year. While we expect product growth in our Beauty + Home segment, some personal care customers are anticipating weaker volumes in the near-term and we expect lower custom tooling sales compared to a year ago. In addition, our expected effective tax rate will be higher than what we reported a year ago, in part due to a recently enacted corporate tax rate increase in France that is retroactive to the beginning of 2019.”

Aptar expects earnings per share for the third quarter, excluding any restructuring costs and acquisition related expenses, to be in the range of $0.91 to $0.97 and this guidance is based on an effective tax rate range of 30% to 32%. The effective tax rate for the prior year third quarter was approximately 23%.

Cash Dividend

As previously announced, the Board declared a quarterly cash dividend of $0.36 per share. The payment date is August 21, 2019, for stockholders of record on July 31, 2019.

Open Conference Call

There will be a conference call on Thursday, August 1, 2019 at 8:00 a.m. Central Time to discuss the Company’s second quarter and year-to-date results for 2019. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed for a limited time on the Investor Relations page of the website.

Aptar is a leading global supplier of a broad range of innovative dispensing, sealing and active packaging solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food and beverage markets. Aptar uses insights, design, engineering and science to create innovative packaging technologies that build brand value for its customers, and, in turn, make a meaningful difference in the lives, looks, health and homes of people around the world. Aptar is headquartered in Crystal Lake, Illinois and has over 14,000 dedicated employees in 18 different countries. For more information, visit www.aptar.com.

Presentation of Non-GAAP Information

This press release refers to certain non-GAAP financial measures, including current year adjusted earnings per share and adjusted EBITDA, which exclude the impact of restructuring costs, acquisition-related expenses and purchase accounting adjustments that affected inventory values. Core sales and adjusted earnings per share also neutralize the impact of foreign currency translation effects when comparing current results to the prior year. Non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures provided by other companies. Aptar’s management believes these non-GAAP financial measures provide useful information to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect Aptar’s core operating performance. These non-GAAP financial measures also provide investors with certain information used by Aptar’s management when making financial and operational decisions. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables. Our outlook is provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as exchange rates, or reliably predicted because they are not part of the Company's routine activities, such as restructuring and acquisition costs.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” section of this press release and statements regarding the anticipated effect of acquisitions. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to: the successful integration of acquisitions; the impact of tax reform legislation including changes in tax rates and other tax-related events or transactions that could impact our effective tax rate; the execution of the business transformation plan; economic conditions worldwide including potential deflationary or inflationary conditions in regions we rely on for growth; political conditions worldwide; significant fluctuations in foreign currency exchange rates; changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; fluctuations in the cost of materials, components and other input costs; the availability of raw materials and components; our ability to successfully implement facility expansions and new facility projects; our ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; volatility of global credit markets; cybersecurity threats that could impact our networks and reporting systems; fiscal and monetary policies and other regulations; direct or indirect consequences of acts of war or terrorism; work stoppages due to labor disputes; and competition, including technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Ks and Form 10-Qs. We undertake no obligation to update publically any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net Sales	$742,661	$710,608	$1,487,121	$1,413,958
Cost of Sales (exclusive of depreciation and amortization shown below) (1)	469,441	464,244	938,573	920,066
Selling, Research & Development and Administrative (2)	113,752	107,111	234,967	219,572
Depreciation and Amortization	47,867	40,101	95,356	81,276
Restructuring Initiatives	1,737	18,214	11,267	24,150
Operating Income	109,864	80,938	206,958	168,894
Other Income/(Expense):
Interest Expense	(8,756)	(7,964)	(17,970)	(16,019)
Interest Income	1,033	2,521	2,781	4,769
Equity in Results of Affiliates	9	(20)	(86)	(85)
Miscellaneous, net	(49)	(577)	417	(1,444)
Income before Income Taxes	102,101	74,898	192,100	156,115
Provision for Income Taxes	28,180	19,117	55,180	41,046
Net Income	$73,921	$55,781	$136,920	$115,069
Net (Income) Loss Attributable to Noncontrolling Interests	(6)	(6)	(1)	6
Net Income Attributable to AptarGroup, Inc.	$73,915	$55,775	$136,919	$115,075
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$1.16	$0.89	$2.17	$1.85
Diluted	$1.12	$0.86	$2.08	$1.78

Average Numbers of Shares Outstanding:
Basic	63,471	62,402	63,219	62,266
Diluted	66,232	64,850	65,842	64,640

Notes to the Condensed Consolidated Financial Statements:

(1) For the three and six months ended June 30, 2019, Cost of Sales included the effect of approximately $0.2 million of purchase accounting adjustments to inventory related to acquisitions. For the three and six months ended June 30, 2018, Cost of Sales included the effect of approximately $0.1 million of purchase accounting adjustments to inventory related to acquisitions.

(2) For the three and six months ended June 30, 2019, Selling, Research & Development and Administrative included approximately $1.1 million of acquisition costs. For the three and six months ended June 30, 2018, Selling, Research & Development and Administrative included approximately $2.4 million of acquisition costs.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
($ In Thousands)
Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
ASSETS

Cash and Equivalents	$302,950	$261,823
Receivables, net	599,597	569,630
Inventories	399,319	381,110
Other Current Assets	116,675	118,245
Total Current Assets	1,418,541	1,330,808
Net Property, Plant and Equipment	1,051,535	991,613
Goodwill	737,422	712,095
Other Assets	381,218	343,219
Total Assets	$3,588,716	$3,377,735

LIABILITIES AND EQUITY

Short-Term Obligations	$122,604	$163,971
Accounts Payable and Accrued Liabilities	548,330	525,199
Total Current Liabilities	670,934	689,170
Long-Term Obligations	1,148,261	1,125,993
Deferred Liabilities	188,099	139,701
Total Liabilities	2,007,294	1,954,864

AptarGroup, Inc. Stockholders' Equity	1,581,106	1,422,556
Noncontrolling Interests in Subsidiaries	316	315
Total Equity	1,581,422	1,422,871

Total Liabilities and Equity	$3,588,716	$3,377,735

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Three Months Ended
	June 30, 2019

	Consolidated	Beauty + Home	Pharma	Food + Beverage	Corporate & Other	Net Interest
Net Sales	$742,661	342,080	281,939	118,642	-	-

Reported net income	$73,921
Reported income taxes	28,180
Reported income before income taxes	102,101	26,813	84,425	12,195	(13,609)	(7,723)
Adjustments:
Restructuring initiatives	1,737	1,259	(113)	112	479
Transaction costs related to acquisitions	1,059		1,059
Purchase accounting adjustments related to acquired companies' inventory	222		222
Adjusted earnings before income taxes	105,119	28,072	85,593	12,307	(13,130)	(7,723)
Interest expense	8,756					8,756
Interest income	(1,033)					(1,033)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	112,842	28,072	85,593	12,307	(13,130)	-
Depreciation and amortization	47,867	20,673	16,057	8,637	2,500	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$160,709	$48,745	$101,650	$20,944	$(10,630)	$-

Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	21.6%	14.2%	36.1%	17.7%

	Three Months Ended
	June 30, 2018

	Consolidated	Beauty + Home	Pharma	Food + Beverage	Corporate & Other	Net Interest
Net Sales	$710,608	368,536	241,209	100,863	-	-

Reported net income	$55,781
Reported income taxes	19,117
Reported income before income taxes	74,898	10,510	73,607	10,329	(14,105)	(5,443)
Adjustments:
Restructuring initiatives	18,214	14,631	1,224	1,354	1,005
Transaction costs related to acquisitions	2,444	574			1,870
Purchase accounting adjustments related to acquired companies' inventory	119	119
Adjusted earnings before income taxes	95,675	25,834	74,831	11,683	(11,230)	(5,443)
Interest expense	7,964					7,964
Interest income	(2,521)					(2,521)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	101,118	25,834	74,831	11,683	(11,230)	-
Depreciation and amortization	40,101	20,012	11,522	6,380	2,187	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$141,219	$45,846	$86,353	$18,063	$(9,043)	$-

Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	19.9%	12.4%	35.8%	17.9%

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Six Months Ended
	June 30, 2019

	Consolidated	Beauty + Home	Pharma	Food + Beverage	Corporate & Other	Net Interest
Net Sales	$1,487,121	709,739	554,640	222,742	-	-

Reported net income	$136,920
Reported income taxes	55,180
Reported income before income taxes	192,100	50,994	165,683	19,911	(29,299)	(15,189)
Adjustments:
Restructuring initiatives	11,267	9,528	213	622	904
Transaction costs related to acquisitions	1,059		1,059
Purchase accounting adjustments related to acquired companies' inventory	222		222
Adjusted earnings before income taxes	204,648	60,522	167,177	20,533	(28,395)	(15,189)
Interest expense	17,970					17,970
Interest income	(2,781)					(2,781)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	219,837	60,522	167,177	20,533	(28,395)	-
Depreciation and amortization	95,356	41,414	31,830	17,102	5,010	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$315,193	$101,936	$199,007	$37,635	$(23,385)	$-

Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	21.2%	14.4%	35.9%	16.9%

	Six Months Ended
	June 30, 2018

	Consolidated	Beauty + Home	Pharma	Food + Beverage	Corporate & Other	Net Interest
Net Sales	$1,413,958	746,709	471,336	195,913	-	-

Reported net income	$115,069
Reported income taxes	41,046
Reported income before income taxes	156,115	37,217	141,899	16,255	(28,006)	(11,250)
Adjustments:
Restructuring initiatives	24,150	19,647	1,588	1,669	1,246
Transaction costs related to acquisitions	2,444	574			1,870
Purchase accounting adjustments related to acquired companies' inventory	119	119
Adjusted earnings before income taxes	182,828	57,557	143,487	17,924	(24,890)	(11,250)
Interest expense	16,019					16,019
Interest income	(4,769)					(4,769)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	194,078	57,557	143,487	17,924	(24,890)	-
Depreciation and amortization	81,276	41,424	22,706	12,878	4,268	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$275,354	$98,981	$166,193	$30,802	$(20,622)	$-

Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	19.5%	13.3%	35.3%	15.7%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Income before Income Taxes	$102,101	$74,898	$192,100	$156,115

Adjustments:
Restructuring initiatives	1,737	18,214	11,267	24,150
Transaction costs related to acquisitions	1,059	2,444	1,059	2,444
Purchase accounting adjustments related to acquired companies' inventory	222	119	222	119
Foreign currency effects (1)		(4,103)		(9,596)
Adjusted Income before Income Taxes	$105,119	$91,572	$204,648	$173,232

Provision for Income Taxes	$28,180	$19,117	$55,180	$41,046

Adjustments:
Restructuring initiatives	488	4,923	3,166	6,528
Transaction costs related to acquisitions	53	628	53	628
Purchase accounting adjustments related to acquired companies' inventory	42	41	42	41
Foreign currency effects (1)		(1,191)		(2,595)
Adjusted Provision for Income Taxes	$28,763	$23,518	$58,441	$45,648

Net Income Attributable to Noncontrolling Interests	$(6)	$(6)	$(1)	$6

Net Income Attributable to AptarGroup, Inc.	$73,915	$55,775	$136,919	$115,075

Adjustments:
Restructuring initiatives	1,249	13,291	8,101	17,622
Transaction costs related to acquisitions	1,006	1,816	1,006	1,816
Purchase accounting adjustments related to acquired companies' inventory	180	78	180	78
Foreign currency effects (1)		(2,912)		(7,001)
Adjusted Net Income Attributable to AptarGroup, Inc.	$76,350	$68,048	$146,206	$127,590

Average Number of Diluted Shares Outstanding	66,232	64,850	65,842	64,640

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$1.12	$0.86	$2.08	$1.78

Adjustments:
Restructuring initiatives	0.02	0.20	0.12	0.27
Transaction costs related to acquisitions	0.01	0.03	0.02	0.03
Purchase accounting adjustments related to acquired companies' inventory	-	-	-	-
Foreign currency effects (1)		(0.04)		(0.11)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$1.15	$1.05	$2.22	$1.97

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ending
	September 30,
	Expected 2019	2018

Income before Income Taxes		$50,942

Adjustments:
Restructuring initiatives		23,852
Transaction costs related to acquisitions		7,082
Purchase accounting adjustments related to acquired companies' inventory		3,287
Foreign currency effects (1)		(2,197)
Adjusted Income before Income Taxes		$82,966

Provision for Income Taxes		$11,920

Adjustments:
Restructuring initiatives		6,802
Transaction costs related to acquisitions		847
Purchase accounting adjustments related to acquired companies' inventory		843
Foreign currency effects (1)		(640)
Adjusted Provision for Income Taxes		$19,772

Net Income Attributable to Noncontrolling Interests		$(26)

Net Income Attributable to AptarGroup, Inc.		$38,996

Adjustments:
Restructuring initiatives		17,050
Transaction costs related to acquisitions		6,235
Purchase accounting adjustments related to acquired companies' inventory		2,444
Foreign currency effects (1)		(1,557)
Adjusted Net Income Attributable to AptarGroup, Inc.		$63,168

Average Number of Diluted Shares Outstanding		65,129

Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)		$0.60

Adjustments:
Restructuring initiatives		0.26
Transaction costs related to acquisitions		0.09
Purchase accounting adjustments related to acquired companies' inventory		0.04
Foreign currency effects (1)		(0.02)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$0.91 - $0.97	$0.97

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings per share using foreign currency exchange rates as of June 30, 2019, with the exception of the euro for which a 1.12 rate was used.

(2) AptarGroup’s expected earnings per share range, excluding any restructuring costs, for the third quarter of 2019 is based on an effective tax rate range of 30% to 32%. This tax rate range compares to our third quarter of 2018 effective tax rate of 23% on reported earnings per share and 24% on adjusted earnings per share.

Contacts

Investor Relations Contact:
Matt DellaMaria
matt.dellamaria@aptar.com
815-477-0424

Media Contact:
Katie Reardon
katie.reardon@aptar.com
815-477-0424